Exhibit No. 18
Headway Corporate Resources, Inc.
Form S-3/ Post-Eff. Am. No. 2
File No. 333-08615

       CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


      We consent to the reference to our firm under the heading "Experts" and to the incorporation by reference of our report dated March 27, 1996 [except as to Note 18B for which the date is April 10, 1996] in this Registration Statement [Amendment No. 2 of Form S-3] for Headway Corporate Resources, Inc., [formerly AFGL International, Inc.]

      On July 1, 1996, the firm of Mortenson and Associates, P.C.
changed its name to Moore Stephens, P.C.


                                   MOORE STEPHENS, P.C.
                                   Certified Public Accountants
Cranford, New Jersey
January 22, 1997